Exhibit 3.9

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:11 AM 06/17/2004
FILED 11:01 AM 06/17/2004
SRV 04447139 - 3817321 FILE

CERTIFICATE OF INCORPORATION

OF

SE COMMUNICATIONS GP INC.

The undersigned for purposes of forming a corporation under Section 101 of the General Corporation Law of the State of Delaware, hereby certifies:

1.                                       The name of the corporation is SE Communications GP Inc. (hereinafter called the “Corporation”).

2.                                       The address of the Corporation’s registered office in Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.  The Corporation Trust Company is the Corporation’s registered agent at that address.

3.                                       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.                                       The Corporation shall have authority to issue a total of 1,000 shares of common stock of the par value of $.01 per share.

5.                                       The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each Officer and Director that such Section grants the Corporation the power to indemnify.

6.                                       No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission except that he may be liable to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same may hereafter be amended.

7.                                       Any election of directors or other action by the stockholders of the Corporation that can be effected at an annual or special meeting of stockholders can be effected by written consent without a meeting so long as such written consent is signed by the holders of at least the number of shares required to approve such action at a duly held annual or special stockholders meeting.

8.                                       The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, the number of members of which shall be set forth in the by-laws of the Corporation.  The directors need not be elected by written ballot unless required by the by-laws of the Corporation.

9.                                       The books of the Corporation will be kept (subject to the provisions contained in the General Corporation Law) at the principal place of business of the Corporation or such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

10.                                 In the furtherance and not in limitation of the objects, purposes and powers prescribed herein and conferred by the laws of the State of Delaware, except as otherwise provided in the by-laws of the Corporation, the board of directors is expressly authorized to make, amend and repeal the by-laws.

11.                                 The corporation reserves the right to amend or repeal any provision contained in the Certificate of incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware.  All rights herein conferred are granted subject to the reservation.

12.                                 The name and mailing address of the Incorporator is Barbara L. Blackford, 150 Interstate North Parkway, Atlanta, Georgia, 30339.

13.                                 The powers of the incorporator shall terminate upon election of directors.

I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of June 2004.

/s/ Barbara L. Blackford
Barbara L. Blackford, Incorporator